EXHIBIT 1.01


             Placement Agent Agreement dated as of January 8, 1997
               by and between The Med-Design Corporation ("MDC")
                        and Fine Equities, Inc. ("Fine")


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                            PLACEMENT AGENT AGREEMENT


                          Dated as of: January 8, 1997


Fine Equities, Inc.
551 Fifth Avenue, Suite 3213
New York, NY  10176

Attention:  Mr. N. Scott Fine

Ladies and Gentlemen:

     The undersigned, The Med-Design Corporation (the "Company"), hereby agrees with Fine Equities, Inc. ("Fine") as follows:

1. Offering.

     A. The Company hereby engages Fine to act as its exclusive placement agent in connection with the issuance and sale by the Company (the "Offering") of up to 1,000,000 shares (the "Shares") of the Company's common stock .$01 par value (the "Common Stock") at a price equal to $5.00 per share. The Shares will be offered pursuant to the Confidential Private Offering Memorandum dated the date hereof, prepared by the Company (such memorandum together with all amendments thereof and supplements and exhibits thereto is referred to herein as the "Memorandum") and are subject to the terms and conditions set forth therein, and in the Subscription Agreement and Investment Representation (collectively, the "Subscription Agreements") in substantially the form of exhibits attached to the Memorandum to be executed by each purchaser and the Company.

     At the Closing (as defined in Section 1(B) hereof), the Company shall also issue and sell to Fine and/or its designees common stock purchase warrants to purchase ten percent (10%) of the number of Shares sold by the Company (the "Placement Agent's Warrants"), each Placement Agent's Warrant entitling the holder thereof to purchase one share of Common Stock (the "Placement Agent's Shares") under terms and conditions set forth in the Placement Agent's Warrant Agreement dated the date of the Closing (as hereinafter defined), by and between the Company and Fine (the "Placement Agent's Warrant Agreement"). The Placement Agent's Warrants and the Placement Agent's Shares are sometimes hereinafter collectively referred to as the "Placement Agent's Securities." The Shares, the Placement Agent's Warrants and the Placement Agent's Shares are hereinafter sometimes collectively referred to as the "Securities." The Shares will be offered without registration under the Securities Act of 1933, as amended (the "Securities Act"). Purchasers of the Shares will be granted certain registration rights with respect to the Shares as more fully set forth in the Subscription Agreements and in the certificates representing the Shares. Fine will also be granted certain registration rights as more fully set forth in the Placement Agent's Warrant Agreement.


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     B. The Shares will be offered by Fine on a "best efforts" basis. The
Company will issue the Shares at the Closing after subscriptions have been received and accepted by the Company and when funds from investors have cleared the banking system in the normal course of business. The issuance of the Shares and disbursement of the proceeds from the sale thereof (the "Closing") will occur within seven business days after the earlier of (a) the date on which $5,000,000 of subscription proceeds for Shares has cleared the banking system and has been collected by the Escrow Agent (as defined in Section 2(C) hereof) pursuant to the Escrow Agreement (as defined in Section 2(C)) or (b) fourteen
(14) days after the date hereof, unless such date is extended as provided in
Section 1(C).

     C. The Offering shall commence on the date hereof and shall terminate fourteen (14) days hereafter, unless extended for an additional seven (7) day period by the mutual consent of the Company and Fine (such date, as the same may be extended, is hereinafter referred to as the "Termination Date"; the period commencing on the date hereof and ending on the Termination Date is sometimes referred to herein as the "Offering Period").

 2. Information.

     A. The Shares will be offered by Fine on a "best efforts" basis during the Offering Period.

     B. The Shares shall have the terms set forth in and shall be offered by the Company by means of the Memorandum. Payment for the Shares shall be made by check or wire transfer as more fully described in the Subscription Agreements. The minimum purchase by any purchaser shall be $50,000 unless subscriptions for fewer Shares are accepted at the discretion of Fine. Fine and the Company agree that the Shares will be offered and sold only to "accredited investors" within the meaning of Rule 501 of Regulation D ("Accredited Investors") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act and Rule 506 of Regulation D of the Securities Act.

     C. All funds received from subscriptions will be promptly transmitted pursuant to the terms of an escrow agreement (the "Escrow Agreement") to the escrow account designated for the Offering at Continental Stock Transfer & Trust Company (the "Escrow Agent"). In the event that the Closing occurs, the funds received in respect of the Shares closed on will be forwarded to the Company net of (i) the placement agent commission equal to five percent (5%) of the purchase price of the Shares sold, (ii) reasonable legal fees and expenses due to Fine's counsel, (iii) "Blue Sky" fees and expenses and reasonable legal fees (such fees not to exceed $10,000) and expenses related thereto due to Fine's Counsel and
(iv) all other reasonable expenses related to the Offering, including, but not limited to, all printing, duplication and mailing costs related to the Private Placement Memorandum, registration and transfer agent fees, escrow agent fees, accounting fees, and issue and transfer taxes and "tombstone" expenses.

     D. At the Closing, the Company shall cause to be paid by, at the option of Fine, certified or official bank check or wire transfer, to the extent not previously paid by the Company or the Escrow Agent to Fine (i) the placement agent commission equal to five percent (5%) of the purchase price of the Shares sold, (ii) reasonable legal fees and expenses due to Fine's counsel, (iii) "Blue Sky" fees and expenses and reasonable legal fees (such fees not to exceed $10,000) and expenses related thereto due to Fine's Counsel and (iv) all other reasonable expenses related to the Offering, including,



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but not limited to, all printing, duplication and mailing costs related to the Private Placement Memorandum, registration and transfer agent fees, escrow agent fees, accounting fees, and issue and transfer taxes and "tombstone" expenses. In addition to the foregoing, the Company shall be responsible for the fees and expenses identified in Sections 6, 8, and 10 hereof, which expenses shall not be deemed to be commissions.

     E. Fine shall not be obligated to sell any Shares and shall only be obligated to offer the Shares on a "best efforts" basis.

     F. The Company reserves the right to reject any subscriber, in whole or in part, in its sole discretion. Notwithstanding anything to the contrary contained in this Section 2(F), the Company's right to reject a subscriber shall lapse three (3) days after receipt by the Company of the fully completed and duly executed subscription documents from Fine with respect to such subscriber. Funds received by the Escrow Agent or the Company from any subscriber whose subscription is rejected will be returned to such subscriber, without deduction therefrom or interest thereon, but no sooner than such funds have cleared the banking system in the normal course of business.

3. Representations, Warranties and Covenants of Fine.

     A. Fine represents, warrants and covenants as follows:

          (i) Fine has the necessary power to enter into this Agreement, the Escrow Agreement and the Placement Agent's Warrant Agreement and to consummate the transactions contemplated hereby and thereby.

          (ii) Fine is a corporation duly formed and validly existing under the laws of the State of New York; the execution and delivery by Fine of this Agreement, the Escrow Agreement and the Placement Agent's Warrant Agreement and the consummation of the transactions contemplated herein and therein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which Fine is a party or by which Fine or its properties are bound, or any judgment, decree, order or, to Fine's knowledge, any statute, rule or regulation applicable to Fine. This Agreement, the Escrow Agreement and the Placement Agent's Warrant Agreement, when executed and delivered by Fine, will constitute the legal, valid and binding obligations of Fine, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

          (iii) Fine will deliver to each purchaser, prior to any submission by such person of a written offer relating to the purchase of the Shares, a copy of the Memorandum, as it may have been most recently amended or supplemented by the Company.

          (iv) Upon receipt of an executed Subscription Agreement and the payments representing subscriptions for Shares, Fine will promptly forward copies of the subscription documents to the


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     Company or its counsel and shall forward all consideration received for such Shares to the Escrow Agent to be held in escrow.

          (v) Fine will not deliver the Memorandum to any person it does not reasonably believe to be an Accredited Investor.

          (vi) Fine will not take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the respective rules and regulations promulgated thereunder (the "Rules and Regulations") or any applicable state "Blue Sky" laws.

          (vii) Fine shall use all reasonable efforts to determine (a) whether any prospective purchaser is an Accredited Investor and (b) that any information furnished by a prospective investor is true and accurate. Fine shall have no obligation to insure that (a) any check, note, draft or other means of payment for the Shares will be honored, paid or enforceable against the subscriber in accordance with its terms, or (b) subject to the performance of Fine's obligations and the accuracy of Fine's representations and warranties hereunder, (i) the Offering is exempt from the registration requirements of the Securities Act or any applicable state "Blue Sky" law or (ii) any prospective purchaser is an Accredited Investor.

          (viii) Fine is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Shares will be offered or sold by Fine, unless an exemption for such state registration is available to Fine. Fine is in compliance with all material rules and regulations applicable to Fine generally and applicable to Fine's participation in the Offering.

4. Representations and Warranties of the Company.

     A. The Company represents and warrants as follows:

          (i) The execution, delivery and performance of each of this Agreement, the Subscription Agreements, the Placement Agent's Warrant Agreement and the Escrow Agreement has been or will be duly and validly authorized by the Company and is, or with respect to the Subscription Agreements and Placement Agent's Warrant Agreement will be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors

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     generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy. The Shares and Placement Agent's Shares have been duly authorized and, the Securities and the certificates representing such Securities when issued and paid for in accordance with the Memorandum, this Agreement, the Escrow Agreement, the Securities Placement Agent's Warrant Agreement and the Subscription Agreements, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, and (b) the enforceability thereof is subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.

          (ii) All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being securityholders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company. The Company has 20,000,000 shares of authorized Common Stock, 6,899,570 of which will be issued and outstanding as of the date hereof and 5,000,000 shares of authorized Preferred Stock none of which will be issued and outstanding as of the date hereof.

          (iii) The Securities have been duly authorized and, each of the Shares and the shares issuable upon exercise of the Placement Agent's Warrants in accordance with the terms thereof, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

          (iv) Each of the Company and the Subsidiaries (as defined herein) has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation any real or personal property stated in the Memorandum to be owned or leased by the Company), free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Memorandum and liens for taxes not yet due and payable.

          (v) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company or any of the Subsidiaries, except as set forth in the Memorandum.

          (vi) The Company owns one hundred percent (100%) of the issued and outstanding capital stock of MDC Investment Holdings, Inc. (a Delaware corporation) ("MDC Holdings") and MDC Holdings owns one hundred percent (100%) of the issued and outstanding capital stock of MDC Research Ltd. (a California corporation) ("MDC Research") (MDC Holdings and MDC Research are collectively referred to herein as the "Subsidiaries"). Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation. None of the Company or the Subsidiaries owns or controls, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity disclosed except as disclosed in this subsection 4.A.(vi). Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. Each of the Company and the Subsidiaries has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business) as described in the Memorandum, and each


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     of the Company and the Subsidiaries is doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged. Any disclosures in the Memorandum concerning the effects of foreign, federal, state and local regulation on the each of the Company's and the Subsidiaries' businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement, the Escrow Agreement, the Placement Agent's Warrant Agreement and the Subscription Agreements and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained or will have been obtained prior to the Closing. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities pursuant to the Memorandum, the Placement Agent's Warrant Agreement or the Subscription Agreements, except pursuant to applicable federal and state securities laws. The Company, since its inception, has not incurred any liability arising from a violation by the Company of any of the provisions of the Securities Act, the Exchange Act or the Rules and Regulations.

          (vii) There has been no material adverse change in the condition or prospects of the Company or any of the Subsidiaries, financial or otherwise, from that on the latest dates as of which such condition or prospects, respectively, are set forth in the Memorandum, and the outstanding debt, the property and the business of each of the Company and the Subsidiaries conforms in all material respects to the descriptions thereof contained in the Memorandum.

          (viii) Neither the Company nor any of the Subsidiaries is in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. Neither the Company nor any of the Subsidiaries is in violation of any provision of its charter or Bylaws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation. Neither the execution and delivery of this Agreement, the Escrow Agreement, the Subscription Agreements or the Placement Agent's Warrant Agreement nor the issuance and sale or delivery of the Securities nor the consummation of any of the transactions contemplated herein or in the Subscription Agreements, the Escrow Agreement or the Placement Agent's Warrant Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any material indenture, mortgage, deed of trust, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any of the Subsidiaries may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject except (a) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company or any of the Subsidiaries, and (b) as described in the Memorandum; nor will such action result in any violation


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     of the provisions of the charter or the Bylaws of the Company or any of the
     Subsidiaries or, assuming the due performance by Fine of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company or any of the Subsidiaries.

          (ix) The Securities, the Escrow Agreement, the Placement Agent's Warrant Agreement and the Subscription Agreements conform in all material respects to all statements in relation thereto contained in the Memorandum.

          (x) Subsequent to the dates as of which information is given in the Memorandum, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (b) entered into any transaction other than in the ordinary course of business, or (c) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

          (xi) Except for reimbursement of expenses of William Blair & Co. pursuant to an engagement letter dated October 1, 1996, which the Company presently expects shall not exceed $25,000, there are no claims against the Company for services in the nature of a finder's or origination fee with respect to the sale of the Shares arising from any agreement made by the Company.

          (xii) Except as disclosed in Memorandum, each of the Company and the Subsidiaries owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the trademarks, patents and patent applications necessary to conduct its business (including, without limitation, any such rights described in the Memorandum as being owned or possessed by the Company or any of the Subsidiaries) and there is no claim or action by any person pertaining to, or proceeding, pending or to the Company's knowledge threatened, which challenges the exclusive rights of the Company or any of the Subsidiaries with respect to the trademarks, patents and patent applications used in the conduct of the Company's or any of the Subsidiaries businesses (including, without limitation, any such rights described in the Memorandum as being owned or possessed by the Company or any of the Subsidiaries) except any claim or action that would not have a material adverse effect on the Company or any of the Subsidiaries; and except as disclosed in the Memorandum, none of the Company's or any of the Subsidiaries' current products, services or processes create infringement liability or will infringe on United States patents currently held by any third party.

          (xiii) Except as described in the Memorandum, neither the Company nor any of the Subsidiaries is currently under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks or patents, or technology it uses, employs or intends to use or employ.

          (xiv) Subject to the performance by Fine of its obligations hereunder, the Memorandum and the offer and sale of the Securities comply, and will continue to comply up to the Termination Date, in all material respects with the requirements of Rule 506 of Regulation D promulgated


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     by the Commission pursuant to the Securities Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Memorandum nor any amendment or supplement thereto nor any documents prepared by the Company in connection with the Offering will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Memorandum are true and correct as of the date of the Memorandum and will be true and correct on the date of the Closing.

          (xv) All taxes which are due and payable from the Company have been paid in full and neither the Company nor any of the Subsidiaries has any tax deficiency or claim outstanding assessed or to the Company's knowledge proposed against it.

          (xvi) The financial statements of the Company included in the Memorandum fairly present the financial position of the Company at September 30, 1996; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

          (xvii) None of the Company or any of the Subsidiaries nor any of their officers, directors, employees or agents, nor any other person acting on behalf of the Company or any of the Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company or any of the Subsidiaries (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company or any of the Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company or any of the Subsidiaries as reflected in any of the financial statements contained in the Memorandum, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or any of the Subsidiaries in the future.

5. Certain Covenants and Agreements of the Company.

     The Company covenants and agrees at its expense and without any expense to Fine as follows:

          A. To advise Fine of any adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Memorandum occurring at any time prior to the Closing as soon as the Company is either informed or becomes aware thereof.

          B. To use its best efforts to cause the Shares to be qualified or registered for sale, or to obtain exemptions from such qualification or registration requirements, on terms consistent with those stated in the Memorandum under the securities laws of such jurisdictions as Fine shall reasonably request,



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     provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company. Fine's counsel shall perform the required "Blue Sky" services and all reasonable fees (such fees not to exceed $10,000) or expenses and disbursements of Fine's counsel relating to such "Blue Sky" matters and relating to the Offering shall be paid by the Company.

          C. To provide and to continue to provide to each holder of securities participating in the Offering, so long as such holder shall remain a security holder of the Company, for a period ending on the earlier of (i) the registration of the Securities under the Securities Act and (ii) five
     (5) years from the Termination Date, copies of all quarterly and audited annual financial statements prepared by or on behalf of the Company for public disclosure, other reports prepared by or on behalf of the Company for public disclosure and all documents delivered to the Company's stockholders.

          D. To deliver, for a period of five (5) years following the Termination Date, to Fine, in the manner provided in Section 11(B) of this
     Agreement: (i) within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the first quarter ending after the Termination Date, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders' equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer; (ii) within ninety (90) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders' equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors; and (iii) a copy of all documents, reports and information furnished to its stockholders at the time that such documents, reports and information are furnished to its stockholders.

          E. To apply the proceeds of the Offering in accordance with "Use of Proceeds" in the Memorandum and not to apply any proceeds from the Offering
     (i) to pay any deferred compensation of any current or former officer or employee of the Company, or (ii) to pay any principal amount payable under the line of credit with CoreStates Bank or under the line of credit with Eagle National Bank, unless collateral of cash and/or marketable securities in an amount equal to the repayment of principal is released by the lender to the Company for its unrestricted use, in connection with each repayment of principal.

          F. To provide Fine with as many copies of the Memorandum as Fine may reasonably request.

          G. The Company grants to Fine the right, for a period of five (5) years commencing on the date of the Closing, to cause one person designated by Fine to be elected to the Company's Board of Directors (the "Board"). In the event Fine elects not to nominate a member to the Company's Board, Fine may designate a person, who may be a director, officer, employee or affiliate of Fine, to receive all notices of meetings of the Company's Board and other correspondence and communications sent by the Company to members of the Board, and to attend all such meetings of the Board. Such individual shall be reimbursed for all out-of-pocket expenses incurred in connection with his service on, or attendance of, as the case may be, meetings of the Board. On or before the Closing, the Company shall provide Fine with a certificate signed by each of James M. Donegan, Gilbert M.


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     White, John A. Botich, Michael J. Botich, Thor R. Halseth and Gary L.
     Crocker whereby each agrees to vote their shares of Common Stock beneficially owned in favor of Fine's designee, if Fine exercises its right under this subsection 5.G.

          H. On or before the Closing, the Company shall provide Fine with true copies of duly executed, legally binding and enforceable agreements pursuant to which James M. Donegan, Gilbert M. White, John A. Botich, Michael J. Botich, Thor R. Halseth and Gary L. Crocker (collectively the "Lockup Holders") agree that each will not directly or indirectly, issue, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate, distribute or otherwise encumber or dispose of shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein, without the prior written consent of Fine (collectively, the "Lock-up Agreements"), except for unrestricted and freely tradeable shares of the Company's Common Stock purchased in the public market and the securities listed in the fourth column on Schedule 5.H attached hereto, for a period commencing on the Closing date and continuing until the Company has entered into no fewer than three (3) material corporate alliances ("Material Corporate Alliance") relating to the Company's products that, provide reasonable assurance of financial success and funding of the Company (the "Lockup Period"), provided, however, that (i) the Lock-up Agreements shall not apply to gifts or private transactions, wherein, as a precondition to transfer, the transferee shall agree in writing to be bound by the same contractual undertakings as the transferor and (ii) regarding all of the Lockup Holders, except for Mr. Donegan, the Lockup Agreements shall terminate after the execution of a second Material Corporate Alliance, upon the written consent of Mr. Donegan. On or before the Closing, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers. Material Corporate Alliances are defined for purposes of this Subsection 5.H as binding, written and duly executed contract(s) between the Company and another entity pursuant to which the Company assigns, licenses or sells outright the right(s) to some or all of its technology and/or products for the purpose of manufacturing, marketing or distributing same in consideration of actual monetary revenue or a service (or the promise of either) the value of which can be determined, which will be approved by the Company's Board of Directors as materially beneficial to the financial health and future of the Company.

6. Registration Rights.

     As soon as practicable after the Closing and in any event not later than 30 days thereafter, the Company shall prepare and file with the Commission, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and the holders of the Shares, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Shares for a consecutive period ending twenty-four (24) months after the Closing. The costs and expenses associated with the preparation, filing and prosecution of such registration statement(s) shall be borne by the Company.

7. Indemnification.

     A. The Company hereby agrees that it will indemnify and hold Fine and each officer, director, shareholder, employee or representative of Fine, and each person controlling, controlled by or under common control of Fine within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which Fine or such indemnified person of Fine may become subject under the Securities Act, the Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A)
Section 4 of this Agreement, (B) the Memorandum (except those written statements relating to Fine given by an indemnified person for inclusion therein), (C) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (A), (B) or (C) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 7(A), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against Fine or such indemnified person as a direct result of Fine or such person's gross negligence or willful misfeasance will be promptly repaid to the Company.

     B. Fine hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the Securities Act, the Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of Fine or its officers, employees or representatives in its acting as placement agent for the Offering or (ii) the breach of any representation, warranty, covenant or agreement made by Fine in this Agreement.

     C. Promptly after receipt by an indemnified party of notice of commencement of any action covered by Section 7(A) or 7(B), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 7(A) or 7(B) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

     D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(A) or 7(B) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and Fine shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that Fine shall be responsible for five percent (5%) of the aggregate of such losses, claims, damages and liabilities and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(D), any person controlling, controlled by or under common control with Fine, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Fine and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Section 7(D), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

8. Payment of Expenses.

     Whether or not the Offering is successfully completed, the Company hereby agrees to bear all of the expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company's counsel and accountants, reasonable fees and expenses of Fine's counsel, issue and transfer taxes, if any, and reasonable "Blue Sky" counsel fees (such fees not to exceed $10,000) and expenses. It is agreed that Fine's counsel shall perform the required Blue Sky legal services. In this connection, Blue Sky applications for registration of the Shares or exemption therefrom shall be made in such states and jurisdictions as shall be reasonably requested by Fine, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation.

9. Conditions of the Closing

     The Closing shall be held at the offices of Fine or its counsel. The obligations of Fine hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing with respect to the Company as if it had been made on and as of the Closing; the accuracy on and as of the Closing of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing of its covenants and obligations hereunder and to the following further conditions:

     A. At the Closing, Fine shall receive the opinion of Stradley, Ronon, Stevens & Young, LLP, special counsel to the Company, dated as of the date of the Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for Fine, to the effect that:

          (i) The execution, delivery and performance of each of this Agreement, the Placement Agent's Warrant Agreement, the Subscription Agreements and the Escrow Agreement has been duly and validly authorized by the Company and, assuming due authorization, execution and delivery by each other party thereto, each such agreement is a valid and binding agreement of the Company, enforceable in accordance with its respective terms. The Placement Agent's Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor in accordance with their respective terms, the number and type of securities of the Company called for thereby. The Securities to be issued and sold by the Company pursuant to the Memorandum, the Placement Agent's Warrant Agreement, this Agreement and the Subscription Agreements have been duly authorized and, when issued and paid for in accordance with the Memorandum, the Placement Agent's Warrant Agreement, this Agreement and the Subscription Agreements, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability to third parties solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any stockholder of the Company pursuant to the Company's Certificate of Incorporation or, to such counsel's actual knowledge, any agreement of the Company with any stockholder; and all corporate action required to be taken for the authorization, issuance and sale of such securities has been duly and validly taken by the Company. The Securities conform with respect to legal matters in all material respects to the description thereof contained in the Memorandum.

          (ii) Each of the Company and the Subsidiaries is validly existing as a corporation in good standing under the laws of its state of incorporation. Each of the Company and the Subsidiaries is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations (as described in the Memorandum) requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of the Company and the Subsidiaries (as described in the Memorandum) taken as a whole. Except as described in the Memorandum, each of the Company and the Subsidiaries has all requisite corporate power and authority to own or lease its properties and conduct its business (or proposed business) as described in the Memorandum.

          (iii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; to such counsel's actual knowledge, the holders thereof have no rights of rescission and the holders thereof have no preemptive rights with respect thereto pursuant to the Company's Certificate of Incorporation or, to such counsel's actual knowledge, any agreement of the Company with any stockholder, and are not subject to personal liability solely by reason of being securityholders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company pursuant to the Company's Certificate of Incorporation or, to such counsel's actual knowledge, any agreement of the Company with any stockholder. The Company has 20,000,000 shares of authorized Common Stock, 6,899,570 of which will be issued and outstanding as of the date hereof and 5,000,000 shares of authorized Preferred Stock, none of which will be issued and outstanding as of the date hereof.

          (iv) To such counsel's actual knowledge, there is no litigation or governmental proceeding, pending or threatened against, the Company or any of the Subsidiaries or any of their assets, except as set forth in the Memorandum.

          (v)(a) To such counsel's actual knowledge (without regard to the transactions contemplated by this Agreement), neither the Company nor any of the Subsidiaries is in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. (b) To such counsel's actual knowledge (without regard to the transactions contemplated by this Agreement), neither the Company nor any of the Subsidiaries is in violation of any provision of its charter or Bylaws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation. (c) To such counsel's actual knowledge, neither the execution and delivery of this Agreement, the Escrow Agreement, the Placement Agent's Warrant Agreement or the Subscription Agreements nor the issuance and sale or delivery of the Securities nor the consummation of any of the transactions contemplated herein or in the Subscription Agreements or the Placement Agent's Warrant Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the terms of any material indenture, mortgage, deed of trust, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any of the Subsidiaries may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject except (i) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company or any of the Subsidiaries and (ii) as described in the Memorandum; nor will such action result in any violation of the provisions of the charter or the Bylaws of the Company or any of the Subsidiaries or, assuming the due performance by Fine of its obligations hereunder, any statute, rule or regulation that is applicable to the Company or any of the Subsidiaries and that is in such counsel's experience normally applicable to transactions of the type contemplated by this Agreement (other than Blue Sky laws), or, to such counsel's actual knowledge, any order of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company or any of the Subsidiaries.

          (vi) Assuming that each purchaser of the Securities is an Accredited Investor, that the representations made by the Company and Fine in this Agreement are true and correct at all times during the Offering Period and at the time of the Closing, that Fine has complied with the provisions of this Agreement and of Section 502(c) of Regulation D and that a Form D will be filed in accordance with the provisions of Section 503 of Regulation D, no registration under the Securities Act is required in connection with the sale and issuance of any of the Securities by the Company. The offering and sale of the Securities in the manner contemplated by this Agreement, the Placement Agent's Warrant Agreement and the Memorandum will not be integrated with any offering made before the offer and sale of the Securities in a manner that would render unavailable any exemption from registration under the Securities Act.

          Such opinion shall be rendered and interpreted in accordance with the assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations provided for and specified in Sections 4, 6-A, 7, 9, 11-14, 18 and 19 (except subsection 19(a) as to federal securities laws and, without respect to the opinion described in paragraph
     (v)(b) above and the confirmations described in paragraph (iv) above and the final paragraph of this subsection A, subsections 19(c), 19(e), 19(j), 19(l), 19(o) and 19(p)) of the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), included in the Third Party Legal Opinion Report, 47 Bus. Law 167 (1991). Furthermore, the law covered by such opinion shall be limited to (a) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States, (b) the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania, (c) the Delaware General Corporation Law (the "DGCL") and (d) with respect to the existence and good standing of MDC Research, the California General Corporation Law (the "CGL"). With respect to the DGCL, such counsel may rely exclusively on their review of such law as compiled in Prentice Hall, Inc. CORPORATION, including the cases reported therein. With respect to the CGCL, such counsel may rely exclusively on their review of such law as compiled in Prentice Hall, Inc. CORPORATION, without regard to the cases decided thereunder. Except with respect to opinions as to which the DGCL applies and the opinion with respect to the existence and good standing of MDC Research, to which the CGCL applies, such counsel may assume in each instance that the substantive law of any jurisdiction other than the Commonwealth of Pennsylvania is identical in all respects to the substantive law of the Commonwealth of Pennsylvania. Such opinion need not address the remedies conferred by the Agreement, the Placement Agent's Warrant Agreement, the Subscription Agreements, the Escrow Agreement or any other agreement made by the Company in connection with the Offering or the remedy which any court, other government body, agency or arbitrator may grant, impose or render. The term "primary lawyer group" as used in Section 6-A of the Accord shall be defined in the opinion to mean Bruce G. Leto, Alan R. Gedrich, Ann Marie Janus and Brian S. Vargo, who are the lawyers in such firm who have had active involvement in negotiating the transactions contemplated by the opinion or who have given substantive legal attention to the affairs of the Company since June 12, 1995.

          In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Fine's counsel.

          Such counsel shall state that it has participated in conferences with officers and other representatives of the Company during which the contents of the Memorandum were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statements contained in the Memorandum, such counsel shall state that, on the basis of the foregoing, nothing has come to such counsel's attention to lead them to believe that the Memorandum, as of the date thereof and the date of such opinion, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, notes thereto and other statistical and financial information included therein or omitted therefrom, as to which such counsel need express no opinion).

     B. At the Closing, Fine shall receive the opinion of Dann Dorfman Herrell and Skillman, special intellectual property counsel to the Company, dated as of the date of the Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for Fine, to the effect that:

          (i) The Company owns, free and clear of all liens, encumbrances, pledges or security interests, whatsoever,

               (a) all patents and patent applications and provisional patent applications listed in Schedule A, and

               (b) all trademarks listed in Schedule B

     and referenced in the Memorandum under Patents and Proprietary Rights,

          (ii) As to the Company's core products, the Safety Syringe, Safety Phlebotomy Set and Safety Catheter (as defined in the Memorandum), the Company has performed right to use searches and such counsel shall state the rights of the Company to market such products,

          (iii) There is no claim or action, pending or threatened, which affects the rights of the Company with respect to any trademarks or patents used in the conduct of the Company's business,

          (iv) As far as aware, all patents and trademarks owned by the Company are valid and all pending U.S. patent applications were filed in accordance with the rules and regulations of the United States Patent and Trademark Office,

          (v) The statements in the Memorandum in the heading, "Risk Factors" Dependence on Patents and Proprietary Rights" are accurate in all material respects and do not omit to state any fact necessary to make the statements made therein complete and accurate,

          (vi) The statements in the Memorandum do not contain any untrue statement of a material fact with respect to the intellectual property position of the Company, or omit to state any material fact relating to the intellectual property position of the Company which is required to be stated in the Memorandum or is necessary to make the statements therein not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Fine's counsel) of other counsel acceptable to Fine's counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Fine's counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that Fine and they are justified in relying thereon. The opinion shall also state that Fine's counsel is entitled to rely on the opinion of counsel to the Company addressed to Fine.

          Such counsel shall state that it has participated in conferences with officers and other representatives of the Company during which the contents of the Memorandum were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statements contained in the Memorandum, such counsel shall state that, on the basis of the foregoing, nothing has come to such counsel's attention to lead them to believe that the Memorandum, as of the date thereof and the date of such opinion, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, notes thereto and other statistical and financial information included therein or omitted therefrom, as to which such counsel need express no opinion).

     C. At the Closing, Fine shall receive the opinion of Buc & Beardsley, special FDA counsel to the Company, dated as of the date of the Closing, which opinion shall be in form and substance reasonably satisfactory to counsel for Fine, to the effect that:

          (i) The statements in the Memorandum under "Risk Factors Government Regulation" have been reviewed by such counsel, and insofar as they summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act ("FDCA") and implementating regulations are correct in all material respects and do not omit to state applicable provisions of the FDCA and implementing regulations necessary to make the statements contained therein not misleading;

          (ii) Nothing has come to such counsel's attention that would lead such counsel to believe that there have been or that there are lawsuits or regulatory or enforcement proceedings brought by or before the U.S. Food and Drug Administration (the "FDA") pending or threatened, against the Company or any of its existing or proposed products;

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company provided that copies of any such statements or certificates shall be delivered to Fine's counsel. The opinion shall also state that Fine's counsel is entitled to rely on the opinion of counsel to the Company addressed to Fine.

          Such counsel shall state that it has participated in conferences with officers and other representatives of the Company during which the contents of the Memorandum relating to the FDA and the FDCA were discussed, and that it has obtained a certificate from responsible officers of the Company. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statements contained in the Memorandum, such counsel shall state that, on the basis of the foregoing, nothing has come to such counsel's attention to lead them to believe that the statements in the Memorandum under "Risk Factors -- Government Regulation", as they relate to FDA regulatory matters, as of the date thereof and the date of such opinion, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     D. At or prior to the Closing, counsel for Fine shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the Memorandum, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

     E. At and prior to the Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company or any of the Subsidiaries, from the latest dates as of which such condition is set forth in the Memorandum; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries which has not been disclosed in the Memorandum or to Fine in writing; (iii) neither the Company nor any of the Subsidiaries shall be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received;
(iv) except as set forth in the Memorandum, the Company shall not have issued any securities (other than those set forth in the Memorandum) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged, except as indicated in the Memorandum; and (v) no action, suit or proceeding, at law or in equity, against the Company or any of the Subsidiaries or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company or any of the Subsidiaries, except as set forth in the Memorandum.

     F. At the Closing, Fine shall have received a certificate of the Company signed by its chief executive officer, dated as of the date of the Closing, to the effect that the conditions set forth in subparagraph (E) above have been satisfied and that, as of the date of the Closing, the representations and warranties of the Company set forth herein are true and correct.

     G. At the Closing, the Company shall have duly executed and delivered the appropriate amount and designation of Shares to Fine as agent for the respective holders thereof.

     H. At or prior to the Closing, the Company shall deliver a duly executed, legally binding Placement Agent's Warrant Agreement and at the Closing the Company shall duly and validly issue Placement Agent's Warrants to purchase ten percent (10%) of the number of Shares sold by the Company.

10. Termination.

     This Agreement shall terminate if the Closing specified in Section 1(B) does not take place on or before the seven (7) business day following the Termination Date or as soon thereafter as the funds received from subscriptions have cleared the banking system in the normal course of business. Either Fine or the Company may terminate the Offering in its sole discretion prior to the Closing. In the event that the Company determines to terminate the Offering from and after the date hereof through the end of the Offering Period for any reason other than Fine's breach of the terms of this Agreement, and Fine is willing to proceed, then the Company shall immediately pay to Fine the amount of its out-of-pocket expenses. Upon such termination, all Subscription Documents and payments for the Shares not previously delivered to the purchasers thereof, without interest thereon or deduction therefrom, shall be returned to the respective subscribers, Fine shall have no further obligation to the Company, and the Company shall have no obligation to Fine.

11. Miscellaneous.

     A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

     B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if delivered personally or by facsimile confirmed transmission, addressed as follows:


     To Fine:

          Fine Equities, Inc.
          551 Fifth Avenue, Suite 3213
          New York, New York 10146
          Fax: (212) 687-0999
          Attention: Mr. N. Scott Fine

     with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          666 Fifth Avenue
          18th Floor
          New York, New York 10103
          Fax: (212) 506-5151
          Attention: Rubi Finkelstein, Esq.

     To the Company:

          The Med-Design Corporation
          121 South Broad Street
          Suite 310
          Philadelphia, PA 19107
          Fax: (215) 735-2701
          Attention: Mr. James M. Donegan, Chairman

     with a copy to:

          Stradley Ronon Stevens & Young, LLP
          2600 One Commerce Square
          Philadelphia, PA 19103-7098
          Fax: (215) 564-8120
          Attention: Alan R. Gedrich, Esq.

or to such other address of which written notice is given to the others.

     C. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

     D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        THE MED-DESIGN CORPORATION


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



FINE EQUITIES, INC.



By:
   -----------------------------
   Name:
   Title: